UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): July 19, 2007

                                  EQUINIX, INC.
           ---------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


        Delaware                      000-31293                 77-0487526
----------------------------   ------------------------   ----------------------
(State or Other Jurisdiction   (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                    Identification Number)

                           301 Velocity Way, 5th Floor
                          Foster City, California 94404
                                 (650) 513-7000
           ---------------------------------------------------------
                   (Addresses of principal executive offices)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Election of Director.

     Christopher B. Paisley has been elected to the Board of Directors (the "Board") of Equinix, Inc. ("Equinix") effective July 19, 2007. With the election of Mr. Paisley, Equinix's Board now consists of eight members. Mr. Paisley will serve as the chair of the Board's Audit Committee and as the Audit Committee's financial expert.

     The election of Mr. Paisley brings Equinix back into compliance with NASD Rule 4350(d)(2)(A) which requires the audit committee of each Nasdaq issuer to have at least three independent members (as defined by NASD Rules 4200(a)(15) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934) on its audit committee, at least one of whom is a financial expert.

     Mr. Paisley has been the Dean's Executive Professor of Accounting and Finance at the Leavey School of Business at Santa Clara University since January 2001. From September 1985 until May 2000, Mr. Paisley was the Senior Vice President of Finance and Chief Financial Officer of 3Com Corporation. Mr. Paisley currently serves as a director of Electronics for Imaging, Inc. and Volterra Semiconductor Corporation, both public companies.

     As a member of Equinix's Board, Mr. Paisley will receive Equinix's standard compensation for non-employee directors.

     A copy of the related press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits.

     99.1   Press Release of Equinix, Inc. dated July 23, 2007.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    EQUINIX, INC.


DATE:  July 23, 2007                By:  /s/ KEITH D. TAYLOR
                                        ----------------------------
                                        Keith D. Taylor
                                        Chief Financial Officer

                                  EXHIBIT INDEX


        Exhibit
        Number           Description
        -------          -----------

        99.1             Press Release of Equinix, Inc. dated July 23, 2007.